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                                                                     EXHIBIT 2.9

                                                                  EXECUTION COPY

                                THL BUILDCO, INC.

                       A DELAWARE CORPORATION THAT WILL BE
                         MERGED ULTIMATELY WITH AND INTO

                                  NORTEK, INC.

             $625,000,000 8 1/2% SENIOR SUBORDINATED NOTES DUE 2014

                               PURCHASE AGREEMENT

                                                                 August 12, 2004
                                                              New York, New York

UBS Securities LLC
Credit Suisse First Boston LLC
Banc of America Securities LLC
Bear, Stearns & Co. Inc.
Sovereign Securities Corporation, LLC
     c/o UBS Securities LLC
     299 Park Avenue
     New York, New York 10171

Ladies and Gentlemen:

            THL Buildco, Inc., a Delaware corporation (the "INITIAL ISSUER"), agrees with you as follows:

            1. Issuance of Notes. The Initial Issuer proposes, subject to and upon the terms and conditions set forth below, to issue and sell to UBS Securities LLC (the "REPRESENTATIVE") and the several parties named on Schedule I hereto (together with the Representative, the "INITIAL PURCHASERS") $625,000,000 aggregate principal amount of 8 1/2% Senior Subordinated Notes due 2014 (the "ORIGINAL NOTES").

            As part of the Transactions (as defined below), which are more fully described under the heading "The Transactions" in the Offering Memorandum (as defined below), the Original Notes are being offered and sold by the Initial Issuer in connection with the purchase (the "STOCK PURCHASE") by the Initial Issuer of all of the capital stock of Nortek Holdings, Inc., a Delaware corporation ("PARENT"), pursuant to that certain Stock Purchase Agreement, dated as of July 15, 2004, by and among Kelso Investment Associates VI, L.P., the other sellers named therein, THL Buildco Holdings, Inc. and the Initial Issuer (as amended, the "STOCK PURCHASE AGREEMENT"). On the date hereof, Parent is the sole stockholder of Nortek, Inc., a Delaware corporation (the "COMPANY"). On the Closing Date (as defined below), immediately following the issuance and sale of the Original Notes to the Initial Purchasers and the Stock Purchase, the Initial Issuer will be merged (the "FIRST MERGER") with and

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into Parent, with Parent continuing as the surviving corporation of the First
Merger, and, immediately following the First Merger, Parent will be merged (the "SECOND MERGER") with and into the Company, with the Company continuing as the surviving corporation (the "SURVIVING CORPORATION") of the Second Merger (the First Merger and the Second Merger being collectively referred to herein as the "MERGERS" and, together with the Stock Purchase, as the "ACQUISITION"; and the agreements and other documents governing the Mergers, together with the Stock Purchase Agreement, being collectively referred to herein, as the "ACQUISITION DOCUMENTS"). In addition, on the Closing Date and in connection with the Acquisition, (i) an investor group led by affiliates of Thomas H. Lee Partners, L.P. will make cash equity investments in entities that will beneficially own, after the Acquisition, all of the capital stock of the Surviving Corporation (the "EQUITY FINANCING"), (ii) the Initial Issuer will enter into a new $800,000,000 senior secured credit facility (together with all other documents related to such facility, the "CREDIT DOCUMENTS") with UBS AG, Stamford Branch, as administrative agent, and the lenders party thereto and (iii) notes representing certain existing indebtedness of Parent and the Company will have been accepted for purchase in tender offers of Parent and the Company, as applicable, relating to such notes (the "REFINANCING"), all as more fully described in the Offering Memorandum.

            On the Closing Date, immediately after giving effect to the Acquisition, the Surviving Corporation shall execute and deliver a joinder agreement (the "JOINDER AGREEMENT") substantially in the form of Exhibit C hereto, and each of the subsidiaries of the Company listed on Schedule II hereto (collectively, the "GUARANTORS") shall become parties hereto by executing and delivering the Joinder Agreement. In addition, on the Closing Date, immediately after giving effect to the Acquisition, (i) the Surviving Corporation will execute the Original Notes and each of the Guarantors will execute a notation of guarantee set forth thereon and (ii) the Initial Issuer, the Surviving Corporation and the Guarantors will execute and deliver the Indenture (as defined below) and the Registration Rights Agreement (as defined below). Upon execution and delivery of the Original Notes and the Indenture by the Guarantors, the Surviving Corporation's obligations under the Original Notes and the Indenture will be, jointly and severally, unconditionally guaranteed (the "ORIGINAL GUARANTEES"), on an unsecured senior subordinated basis, by each of the Guarantors.

            References herein to the "ISSUERS" refer (i) prior to the Acquisition, solely to the Initial Issuer and (ii) following the Acquisition, to the Surviving Corporation and the Guarantors.

            The Securities (as defined below) will be offered and sold to the Initial Purchasers pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the "ACT"). The Initial Issuer has prepared a preliminary offering memorandum, dated as of August 5, 2004 (as amended or supplemented at the date hereof, including all exhibits thereto and all documents incorporated by reference therein which have been prepared by Parent and filed with the Securities and Exchange Commission (the "COMMISSION") at the date hereof, the "PRELIMINARY OFFERING MEMORANDUM"), and a final offering memorandum dated as of and available for distribution on the date hereof (as amended or supplemented at the date hereof, including any and all exhibits thereto and all documents incorporated by reference therein which have been prepared by Parent and filed with the Commission at the date hereof, the "OFFERING MEMORANDUM"), each relating to the Company, Parent, the Initial Issuer, the Surviving Corporation and the Guarantors, the offering of the Securities and the Securities.

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            Subject to the foregoing paragraph, any references herein to the terms "AMEND," "AMENDMENT" or "SUPPLEMENT" with respect to the Offering Memorandum shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), subsequent to the date hereof that is incorporated by reference therein; and all references in this Agreement to financial statements and schedules and other information which are "CONTAINED," "INCLUDED," "STATED" or "DESCRIBED" in the Offering Memorandum (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are included in any document filed under the Exchange Act and incorporated by reference in the Offering Memorandum.

            The Initial Purchasers have advised the Initial Issuer and the Company that the Initial Purchasers intend, as soon as they deem practicable after this Purchase Agreement (this "AGREEMENT") has been executed and delivered, to resell (the "EXEMPT RESALES") the Securities in private sales exempt from registration under the Act on the terms set forth in the Offering Memorandum, as amended or supplemented, solely to (i) persons whom the Initial Purchasers reasonably believe to be "qualified institutional buyers" ("QIBS"), as defined in Rule 144A under the Act ("RULE 144A"), in accordance with Rule 144A and (ii) other eligible purchasers pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Act ("REGULATION S") in accordance with Regulation S (the persons specified in clauses (i) and (ii), the "ELIGIBLE PURCHASERS").

            Holders (including subsequent transferees) of the Securities will have the registration rights under the registration rights agreement (the "REGISTRATION RIGHTS AGREEMENT"), among the Issuers and the Initial Purchasers, to be dated the Closing Date, substantially in the form attached hereto as Exhibit A. Under the Registration Rights Agreement, the Issuers will agree to
(i) file with the Securities and Exchange Commission (the "COMMISSION") (a) a registration statement under the Act (the "EXCHANGE OFFER REGISTRATION STATEMENT") relating to a new issue of debt securities (collectively with the Private Exchange Notes (as defined in the Registration Rights Agreement), the "EXCHANGE NOTES" and, together with the Original Notes, the "NOTES"), guaranteed by the guarantors under the Indenture (the "EXCHANGE GUARANTEES" and, together with the Original Guarantees, the "GUARANTEES"), to be offered in exchange for the Original Notes and the Original Guarantees (the "EXCHANGE OFFER") and issued under the Indenture or an indenture substantially identical to the Indenture and/or (b) under certain circumstances set forth in the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 under the Act (the "SHELF REGISTRATION STATEMENT") relating to the resale by certain holders of the Original Notes and the Original Guarantees, (ii) to use its reasonable best efforts to cause the Exchange Offer Registration Statement and, if applicable, the Shelf Registration Statement to be declared effective and (iii) to use their reasonable best efforts to consummate the Exchange Offer, all within the time periods specified in the Registration Rights Agreement.

            References herein to the "SECURITIES" refer (i) prior to the Acquisition, solely to the Notes, and (ii) upon the consummation of the Acquisition and after giving effect thereto, to the Notes and the Guarantees. The Securities will be issued pursuant to an indenture (the "INDENTURE"), to be dated the Closing Date (as defined herein), among the Issuers and U.S. Bank National Association, as trustee (the "TRUSTEE").

            This Agreement, the Notes, the Guarantees, the Indenture, the Registration Rights Agreement and the Joinder Agreement are hereinafter sometimes referred to collectively as the "NOTE

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                                     - 4 -

DOCUMENTS." The Note Documents, the Acquisition Documents and the Credit Documents are hereinafter sometimes referred to collectively as the "TRANSACTION DOCUMENTS." The issuance and sale of the Securities, the Acquisition, the Equity Financing, the effectiveness of the Credit Documents and the initial borrowings thereunder and the Refinancing are collectively referred to as the "TRANSACTIONS."

            2. Agreements to Sell and Purchase. On the basis of the representations, warranties and covenants contained in this Agreement, and subject to the terms and conditions contained in this Agreement, the Initial Issuer agrees to issue and sell to the Initial Purchasers, and each of the Initial Purchasers, severally and not jointly, agrees to purchase from the Initial Issuer, the aggregate principal amount of Original Notes set forth opposite its name on Schedule I attached hereto. The purchase price for the Original Notes shall be 97.25% of their principal amount.

            3. Delivery and Payment. Payment of the purchase price for the Original Notes and the Original Guarantees shall be made at 9:00 a.m., New York time, on August 27, 2004 (such date, the "CLOSING DATE") at the offices of Ropes & Gray LLP, 45 Rockefeller Plaza, New York, New York 10111, against delivery thereof on the Closing Date. The Closing Date and the location of delivery of and the form of payment for the Original Notes and the Original Guarantees may be varied by mutual agreement between the Initial Purchasers and the Initial Issuer.

            The Original Notes and the Original Guarantees shall be delivered by the Issuers to the Initial Purchasers (or as the Initial Purchasers direct) through the facilities of The Depository Trust Company against payment by the Initial Purchasers of the purchase price therefor by means of wire transfer of immediately available funds to such account or accounts specified by the Initial Issuer in accordance with Section 8(h) on or prior to the Closing Date, or by such means as the parties hereto shall agree prior to the Closing Date. The Original Notes and the Original Guarantees shall be evidenced by one or more certificates in global form registered in such names as the Initial Purchasers may request upon at least one business day's notice prior to the Closing Date and having an aggregate principal amount corresponding to the aggregate principal amount of the Original Notes and the Original Guarantees.

            4. Agreements of the Issuers. The Initial Issuer, prior to the Acquisition, and the Surviving Corporation and the Guarantors, jointly and severally, following the consummation of the Acquisition, covenant and agree with the Initial Purchasers as follows:

            (a) To furnish the Initial Purchasers and those persons identified by the Initial Purchasers, without charge, with as many copies of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments or supplements thereto, as the Initial Purchasers may reasonably request. The Issuers consent to the use of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments and supplements thereto, by the Initial Purchasers in connection with Exempt Resales.

            (b) Not to make any changes or additions to the information contained in the Offering Memorandum from the corresponding information contained in the Preliminary Offering Memorandum other than (i) changes and additions to reflect pricing information with respect to the Securities and (ii) such other changes and additions as to which the Representative

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      shall have consented (such consent not to be unreasonably withheld or delayed). Not to amend or supplement the Offering Memorandum prior to the Closing Date unless (i) the Initial Purchasers shall previously have been advised of such proposed amendment or supplement at least two business days prior to the proposed use and (ii) shall not have objected to, or shall have consented to (such consent not to be unreasonably withheld or delayed), such amendment or supplement.

            (c) If, prior to the time that the Initial Purchasers have completed their distribution of the Securities, any event shall occur and, as a result thereof, in the judgment of the Issuers or in the judgment of counsel to the Initial Purchasers, the Offering Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements in the Offering Memorandum, as then amended or supplemented, in the light of the circumstances under which they are made, not misleading, or if it is necessary to amend or supplement the Offering Memorandum to comply with all applicable laws, the Issuers shall promptly notify the Initial Purchasers of such event and (subject to Section 4(b)) prepare an appropriate amendment or supplement to the Offering Memorandum so that (i) the statements in the Offering Memorandum, as amended or supplemented, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances at the time that the Offering Memorandum is delivered to prospective Eligible Purchasers, not misleading and (ii) the Offering Memorandum will comply with applicable law.

            (d) To qualify or register the Securities under the securities laws of such jurisdictions as the Initial Purchasers may request and to continue such qualification in effect so long as required for the Exempt Resales. Notwithstanding the foregoing, no Issuer shall be required to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to execute a general consent to service of process in any such jurisdiction or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

            (e) To advise the Initial Purchasers promptly and, if requested by the Initial Purchasers, to confirm such advice in writing, of the issuance by any securities commission of any stop order suspending the qualification or exemption from qualification of any of the Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any securities commission or other regulatory authority. The Issuers shall use their reasonable best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any of the Securities under any securities laws, and, if at any time any securities commission or other regulatory authority shall issue an order suspending the qualification or exemption of any of the Securities under any securities laws, the Issuers shall use their reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

            (f) Whether or not the transactions contemplated by this Agreement are consummated, to pay all costs, expenses, fees and disbursements (including fees and disbursements of counsel and accountants for the Issuers) incurred in connection with the performance

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      of the obligations of the Issuers under this Agreement and all stamp, documentary or similar taxes incident to and in connection therewith, including, those relating to: (i) the preparation, printing and distribution of the Preliminary Offering Memorandum and the Offering Memorandum and any amendments and supplements thereto, (ii) all expenses (including travel expenses) of the Issuers in connection with any meetings with prospective investors in the Securities (including rental costs of airplanes used to transport representatives of the Initial Issuer, the Company and the Initial Purchasers to such meetings), (iii) the preparation (except to the extent prepared by counsel to the Initial Purchasers), notarization (if necessary) and delivery of the Note Documents and all other agreements, memoranda, correspondence and documents prepared and delivered in connection with this Agreement and with the Exempt Resales, (iv) the issuance, transfer and delivery of the Securities by the Issuers to the Initial Purchasers, (v) the qualification or registration of the Securities for offer and sale under the securities laws of the several states of the United States or provinces of Canada (including, without limitation, the cost of printing and mailing preliminary and final Blue Sky or legal investment memoranda and reasonable fees and disbursements of counsel (including local counsel) to the Initial Purchasers relating thereto), (vi) the application for quotation of the Securities in The PORTAL(SM) Market ("PORTAL") of the National Association of Securities Dealers, Inc. ("NASD"), (vii) the inclusion of the Securities in the book-entry system of The Depository Trust Company ("DTC"), (viii) the rating of the Securities by rating agencies, (ix) the fees and expenses of the Trustee and its counsel and
      (x) the performance by the Issuers of their other obligations under the Note Documents. Except as specifically provided in this Section 4(f), the Initial Purchasers shall pay all of their own expenses (including all of the fees and disbursements of counsel) in connection with the preparation of this Agreement and the other Note Documents, the transactions contemplated hereby and thereby and all Exempt Resales.

            (g) To use the net proceeds from the sale of the Original Notes, the Equity Financing and initial borrowings under the Credit Agreement in the manner described in the Offering Memorandum under the caption "Use of proceeds."

            (h) Not to, and not to permit any of the Company's or the Surviving Corporation's subsidiaries listed on Schedule III attached hereto (each, a "SUBSIDIARY" and collectively, the "SUBSIDIARIES") to, sell, offer for sale or solicit offers to buy any security (as defined in the Act) that would be integrated with the sale of the Securities in a manner that would require the registration under the Act of the sale of the Securities to the Initial Purchasers or any Eligible Purchasers.

            (i) During the period of two years immediately following the Closing Date, not to, and to cause their respective controlled "affiliates" (as defined in Rule 144 under the Act), Parent and THL Buildco Holdings, Inc. (which after the Mergers will be renamed "Nortek Holdings, Inc." and become the new parent of the Surviving Corporation) not to, resell any of the Securities that constitute "restricted securities" under Rule 144 that have been reacquired by any of them (other than in a transaction registered under the Act).

            (j) Not to engage, and to cause the Subsidiaries and their other respective controlled affiliates, Parent and THL Buildco Holdings, Inc. or any person acting on their behalf (other than, in any case, the Initial Purchasers and any of their controlled affiliates, Parent and

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      THL Buildco Holdings, Inc., as to whom the Issuers make no covenant) not to engage, in any form of general solicitation or general advertising (within the meaning of Regulation D under the Act) in connection with any offer or sale of the Securities in the United States.

            (k) Not to engage, and to cause the Subsidiaries and their other respective controlled affiliates, Parent and THL Buildco Holdings, Inc. or any person acting on their behalf (other than, in any case, the Initial Purchasers and any of their controlled affiliates, Parent and THL Buildco Holdings, Inc., as to whom the Issuers make no covenant) not to engage, in any directed selling effort with respect to the Securities, and to comply with the offering restrictions requirement of Regulation S. Terms used in this paragraph have the meanings given to them by Regulation S.

            (l) From and after the Closing Date, for so long as any of the Securities remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Act and during any period in which the Surviving Corporation is not subject to Section 13 or 15(d) of the Exchange Act, to make available upon request the information required by Rule 144A(d)(4) under the Act to (i) any holder or beneficial owner of Securities in connection with any sale of such Securities and (ii) any prospective purchaser of such Securities from any such holder or beneficial owner designated by the holder or beneficial owner. The Surviving Corporation will pay the reasonable expenses of preparing, printing and distributing such documents.

            (m) To comply with their obligations under the Registration Rights Agreement.

            (n) To comply with their obligations under the letter of representations to DTC relating to the approval of the Securities by DTC for "book-entry" transfer and to use their reasonable best efforts to obtain approval of the Securities by DTC for "book-entry" transfer.

            (o) Prior to the Closing Date, to furnish without charge to the Initial Purchasers, (i) as soon as they have been prepared by the Company and furnished to the Initial Issuer, a copy of any regularly prepared internal financial statements of the Company and the Subsidiaries for any period subsequent to the period covered by the financial statements appearing in the Offering Memorandum that are furnished to the Initial Issuer, (ii) as soon as they have been furnished to the Initial Issuer, all other reports and other communications (financial or otherwise) that the Company mails or otherwise makes available to its security holders and
      (iii) such other information as the Initial Purchasers shall reasonably request.

            (p) Not to, and to cause any of their respective controlled affiliates, Parent and THL Buildco Holdings, Inc. or anyone acting on their or such person's behalf (other than the Initial Purchasers and their affiliates) not to, distribute prior to the Closing Date any offering material in connection with the offer and sale of the Securities other than the Preliminary Offering Memorandum and the Offering Memorandum.

            (q) During the period of two years after the Closing Date or, if earlier, until such time as the Securities are no longer restricted securities (as defined in Rule 144 under the Act),

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      not to be or become a closed-end investment company required to be registered, but not registered, under the Investment Company Act of 1940.

            (r) In connection with the offering, until the Initial Purchasers shall have notified the Surviving Corporation of the completion of the distribution of the Securities, not to, and to cause any of its controlled "affiliates" (as such term is defined in Rule 501(b) of Regulation D under the Act) and THL Buildco Holdings, Inc. not to, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest, for the purpose of creating actual or apparent active trading in, or of raising the price of, the Securities.

            (s) To use their reasonable best efforts to effect the inclusion of the Securities in Portal.

            (t) During the period from the date hereof through and including the date that is 90 days after the date hereof, without the prior written consent of the Representative, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company, the Initial Issuer, Parent, THL Buildco Holdings, Inc., the Surviving Corporation or any Subsidiary and having a tenor of more than one year, other than debt instruments issued to sellers of property, capital lease obligations, and credit facilities used for working capital or to finance acquisitions.

            5. Representations and Warranties. (a) The Issuers represent and warrant to the Initial Purchasers that:

            (i) Neither (a) the Preliminary Offering Memorandum as of the date thereof nor (b) the Offering Memorandum as of the date thereof and the Closing Date nor (c) any amendment or supplement thereto as of the date thereof and the Closing Date contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 5(i) do not apply to statements or omissions made in reliance upon and in conformity with information relating to any of the Initial Purchasers furnished to the Initial Issuer, the Company or Parent in writing by the Initial Purchasers expressly for use in the Preliminary Offering Memorandum, the Offering Memorandum or any amendment or supplement thereto.

            (ii) The documents incorporated or deemed to be incorporated by reference in the Preliminary Offering Memorandum or the Offering Memorandum, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

            (iii) As of the Closing Date, after giving effect to the Transactions, the capitalization of the Surviving Corporation shall be as set forth in the Offering Memorandum under the heading "Capitalization"; all of the subsidiaries of the Company are listed on Schedule III

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      attached hereto; all of the outstanding shares of capital stock of the
      Company and the Subsidiaries have been, and as of the Closing Date will be, duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights; except for security interests granted pursuant to the Credit Documents, all of the outstanding shares of capital stock of the Company and of each of the Subsidiaries are and will be as of the Closing Date free and clear of all liens, encumbrances, equities and claims or restrictions on transferability (other than those imposed by the Act, the securities or "Blue Sky" laws of certain jurisdictions) or voting; except as set forth in the Offering Memorandum, there are no (a) options, warrants or other rights to purchase, (b) agreements or other obligations to issue or (c) other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in the Company or any of the Subsidiaries outstanding. Except for the Subsidiaries, as disclosed in the Offering Memorandum or as set forth on Schedule IV attached hereto, the Company does not own, directly or indirectly, more than 5% of the outstanding capital stock or other equity interests in any firm, partnership, joint venture or other entity.

            (iv) Each of the Initial Issuer, the Company and the Subsidiaries is, and the Surviving Corporation shall be on the Closing Date, duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation, and each of the Initial Issuer, the Company and the Subsidiaries has, and the Surviving Company shall have on the Closing Date, all requisite corporate, limited liability company or partnership, as applicable, power and authority to own its properties and conduct its business as now conducted and as described in the Offering Memorandum; each of the Company and the Subsidiaries is, and the Surviving Corporation shall be on the Closing Date, duly qualified to do business as a foreign corporation, limited liability company or partnership, as applicable, in good standing, where applicable, in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the general affairs, management, business, condition (financial or otherwise), prospects or results of operations of the Company or the Surviving Corporation, as the case may be, and the Subsidiaries, taken as a whole (any such event, a "MATERIAL ADVERSE EFFECT").

            (v) The Initial Issuer has all requisite corporate power and authority to execute, deliver and perform each of its obligations under the Original Notes, the Exchange Notes and the Private Exchange Notes. On the Closing Date, the Surviving Corporation will have all requisite corporate power and authority to execute, deliver and perform each of its obligations under the Original Notes, the Exchange Notes and the Private Exchange Notes. The Notes, when issued, will be in the form contemplated by the Indenture. The Original Notes, the Exchange Notes and the Private Exchange Notes each have been duly and validly authorized by the Initial Issuer and, on the Closing Date, will have been duly and validly authorized by the Surviving Corporation. When executed by the Initial Issuer and authenticated by the Trustee in accordance with the provisions of the Indenture, and, in the case of the Original Notes, when delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, the Original Notes, the Exchange Notes and the Private Exchange Notes, will constitute valid and legally binding obligations of the Initial Issuer, entitled to the benefits of the Indenture, and enforceable against the Initial Issuer in accordance with their terms,

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                                     - 10 -

      except that the enforcement thereof may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (b) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (the "BANKRUPTCY EXCEPTIONS"). On the Closing Date, upon consummation of the Mergers, the Original Notes will, and the Exchange Notes and the Private Exchange Notes will when executed by the Initial Issuer and authenticated by the Trustee in accordance with the provisions of the Indenture, constitute valid and legally binding obligations of the Surviving Corporation, entitled to the benefits of the Indenture, and enforceable against the Surviving Corporation in accordance with their terms, except that the enforcement thereof may be subject to the Bankruptcy Exceptions.

            (vi) On the Closing Date, each of the Guarantors will have all requisite corporate, limited liability company or partnership, as applicable, power and authority to execute, deliver and perform each of its obligations under the Original Guarantees and the Exchange Guarantees. The Guarantees, when issued, will be in the form contemplated by the Indenture. On the Closing Date, the Original Guarantees and the Exchange Guarantees will have been duly and validly authorized by each of the Guarantors and, assuming that the Original Notes are issued, authenticated by the Trustee and delivered by the Initial Issuer against payment by the Initial Purchasers in accordance with the terms of this Agreement and the Indenture and assumed by the Surviving Corporation, will be legally binding and valid obligations of the Guarantors, enforceable against each of them in accordance with their terms, except that enforceability thereof may be limited by the Bankruptcy Exceptions. On the Closing Date, the Exchange Guarantees will have been duly and validly authorized by each of the Guarantors and, when the Exchange Notes are issued, authenticated by the Trustee and delivered in accordance with the terms of the Registration Rights Agreement, the Exchange Offer and the Indenture, will be legally binding and valid obligations of the Guarantors, enforceable against each of them in accordance with their terms, except that the enforceability thereof may be limited by the Bankruptcy Exceptions.

            (vii) The Initial Issuer has all requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture. On the Closing Date, the Surviving Corporation and each of the Guarantors will have all requisite corporate power and authority to execute, deliver and perform their respective obligations under the Indenture. The Indenture will meet the requirements for qualification under the Trust Indenture Act of 1939, as amended (the "TIA"). On the Closing Date, the Indenture will have been duly and validly authorized by the Initial Issuer, the Surviving Corporation and the Guarantors and, when executed and delivered by the Initial Issuer, the Surviving Corporation and the Guarantors (assuming the due authorization, execution and delivery by the Trustee), will constitute a valid and legally binding agreement of the Initial Issuer or the Surviving Corporation, as the case may be, and the Guarantors, enforceable against the Initial Issuer or the Surviving Corporation, as the case may be, and the Guarantors in accordance with its terms, except that the enforceability thereof may be limited by the Bankruptcy Exceptions.

            (viii) The Initial Issuer has all requisite corporate power and authority to execute, deliver and perform its obligations under the Registration Rights Agreement. On the Closing Date, the Surviving Corporation and the Guarantors will have all requisite corporate, limited liability company or partnership, as applicable, power and authority to execute, deliver and perform their respective obligations under the Registration Rights Agreement. The Registration Rights Agreement has been duly and validly authorized by the Initial Issuer, and on the Closing Date will have been duly and validly authorized by the Surviving Corporation and the Guarantors. When executed and delivered by the Issuers (assuming the due authorization, execution and delivery by the Initial Purchasers), the Registration Rights Agreement will constitute a valid and legally binding agreement of the Issuers enforceable against the Issuers in accordance with its terms, except that (A) the enforcement thereof may be subject to the Bankruptcy Exceptions and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

            (ix) The Initial Issuer has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. On the Closing Date, the Surviving Corporation and the Guarantors will have all requisite corporate, limited liability company or partnership, as applicable, power and authority to execute, deliver and perform their respective obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement and the consummation by the Initial Issuer of the transactions contemplated hereby have been duly and validly authorized by the Initial Issuer. On the Closing Date, this Agreement and the consummation by the Surviving Corporation and the Guarantors of the transactions contemplated hereby will have been duly and validly authorized by the Surviving Corporation and the Guarantors. This Agreement has been duly executed and delivered by the Initial Issuer and, on the Closing Date, the Joinder Agreement will have been duly executed and delivered by the Surviving Corporation and the Guarantors.

            (x) No consent, approval, authorization or order of any court or governmental agency or body, or third party is required for the issuance and sale by the Issuers of the Securities to the Initial Purchasers or the consummation by Parent or the Issuers of the other transactions contemplated hereby, except such as have been obtained or will be obtained prior to the Closing Date and such as may be required under state securities or "Blue Sky" laws in connection with the purchase and resale of the Securities by the Initial Purchasers. None of Parent, the Initial Issuer, the Company, the Surviving Corporation or the Subsidiaries is or will be on the Closing Date (a) in violation of its certificate of incorporation or bylaws (or similar organizational document), (b) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to any of them or any of their respective properties or assets, except for any such breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect, or (c) in breach of or default under (nor has any event occurred that, with notice or passage of time or both, would constitute a default under) or in violation of any of the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which any of them is a party or to which any of them or their respective properties or assets is subject (collectively, "CONTRACTS"), except for any such breach, default, violation or event that would not, individually or in the aggregate, have a Material Adverse Effect.

            (xi) The execution, delivery and performance by the Issuers of this Agreement, the Indenture and the Registration Rights Agreement and the consummation by the Issuers of the transactions contemplated hereby and thereby (including, without limitation, the issuance and sale of the Securities to the Initial Purchasers) will not conflict with or constitute or result in a breach of or a default under (or an event that with notice or passage of time or both would constitute a default under) or violation of any of (a) the terms or provisions of any Contract, except for any such conflict, breach, violation, default or event that would not, individually or in the aggregate, have a Material Adverse Effect, (b) the certificate of incorporation or bylaws (or similar organizational document) of the Initial Issuer, the Company, the Surviving Corporation or any of the Subsidiaries or (c) (assuming compliance with all applicable state securities or "Blue Sky" laws and assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 5(b) hereof) any statute, judgment, decree, order, rule or regulation applicable to the Initial Issuer, the Company, the Surviving Corporation or any of the Subsidiaries or any of their respective properties or assets, except for any such conflict, breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

            (xii) The historical consolidated financial statements (including the notes thereto) of Parent and its subsidiaries included or incorporated by reference in the Offering Memorandum present fairly in all material respects the consolidated financial position, results of operations, cash flows and changes in stockholder's investment of Parent at the respective dates and for the respective periods indicated. All such financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods presented (except as disclosed therein)., except that the interim financial statements do not include full footnote disclosure. The summary financial and statistical data in the Offering Memorandum present fairly in all material respects the information shown therein and have been prepared and compiled on a basis consistent with the audited financial statements included therein, except as otherwise stated therein.

            (xiii) The unaudited pro forma financial statements (including the notes thereto) (other than, with respect to the following clauses (A) and
      (B) only, the pro forma statement of operations data for the twelve months ended July 3, 2004) (A) comply as to form in all material respects with the applicable requirements of Regulation S-X promulgated under the Exchange Act, (B) have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and
      (C) have been properly computed on the bases described therein. The assumptions used in the preparation of the pro forma financial statements and the other pro forma and adjusted financial information included in the Offering Memorandum (including "Adjusted EBITDA" and "Adjusted net debt") are reasonable, and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

            (xiv) Ernst & Young LLP (the "INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM"), which has audited the financial statements and supporting schedules as of December 31, 2003 and for the periods January 1, 2003 to January 9, 2003 and January 10, 2003 to December 31, 2003, incorporated by reference in the Offering Memorandum, is an independent registered public accounting firm in accordance with the Standards of the Public Company Accounting Oversight Board (United States).

            (xv) There is not pending or, to the knowledge of the Issuers, threatened any action, suit, proceeding, inquiry or investigation to which the Company or any of the Subsidiaries is a party, or to which the property or assets of the Company or any of the Subsidiaries are subject, before or brought by any court, arbitrator or governmental agency or body that could reasonably be expected to have a Material Adverse Effect or that seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Securities to be sold hereunder or the consummation of the other transactions described in the Offering Memorandum.

            (xvi) The Company and the Subsidiaries own or possess adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, technology and know-how necessary to conduct the business now or proposed to be conducted by the Company, the Surviving Corporation and the Subsidiaries as described in the Offering Memorandum, except for those patents, trademarks, service marks, trade names, copyrights, technology and know-how the failure to own or have the right to use which would not have a Material Adverse Effect, and, except as disclosed in the Offering Memorandum, neither the Company, nor any of the Subsidiaries has received any notice of infringement of or conflict with (or knows of such infringement of or conflict with) rights of others with respect to any patents, trademarks, service marks, trade names, copyrights, technology or know-how except for conflicts which could not reasonably be expected to have a Material Adverse Effect; and to the best knowledge of the Initial Issuer, the Company, the Surviving Corporation and the Subsidiaries do not in the conduct of their business as now conducted or proposed to be conducted, infringe or conflict with any such rights of any third party, except as could not reasonably be expected to have a Material Adverse Effect.

            (xvii) Since the date of the most recent financial statements appearing or incorporated by reference in the Offering Memorandum, except as described therein, (a) none of Parent, the Company or the Subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into or agreed to enter into any transactions or contracts (written or oral) not in the ordinary course of business, which liabilities, obligations, transactions or contracts would, individually or in the aggregate, be material to the general affairs, management, business, condition (financial or otherwise), prospects or results of operations of the Company and the Subsidiaries, taken as a whole, (b) none of Parent, the Company or the Subsidiaries has purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock (other than with respect to any of such Subsidiaries, the purchase of, or dividend or distribution on, capital stock owned by the Company) and (c) there shall not have been any material change in the capital stock or long-term indebtedness of Parent, the Company or the Subsidiaries.

            (xviii) Parent, the Company and the Subsidiaries have (A) filed all federal, state and local and foreign tax returns which are required to be filed through the date hereof, and all such tax returns are true, complete and accurate in all material respects, or (B) received valid extensions thereof and have paid all taxes shown on such returns and all assessments received by them except where, in the case of state and local and foreign tax returns, the failure to file in clause (A), or extend the due date of or pay the same in clause (B), in the aggregate, could not reasonably be expected to have a Material Adverse Effect; the Initial Issuer, the Company, Parent and the Surviving Corporation have no knowledge of any tax deficiency which has been or might be asserted against Parent, the Company or any of the Subsidiaries which could reasonably be expected to have a Material Adverse Effect; and to the best knowledge of the Initial Issuer, the Company, Parent and the Surviving Corporation, all tax liabilities of Parent, the Company, the Surviving Corporation and the Subsidiaries are adequately provided for on the consolidated books of Parent.

            (xix) The statistical and market-related data included in the Offering Memorandum are based on or derived from sources that the Company and the Subsidiaries believe to be reliable and accurate.

            (xx) None of the Initial Issuer, the Company, the Surviving Corporation, the Subsidiaries or any agent acting on their behalf has taken or will take any action that might cause this Agreement or the sale of the Securities to violate Regulation T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date.

            (xxi) Each of the Company, the Surviving Corporation and the Subsidiaries has good and marketable title to all real property and personal property and assets owned by them which is material to the business of the Company, the Surviving Corporation and the Subsidiaries, in each case subject to no lien, mortgage, pledge, charge or encumbrance of any kind except (A) liens that are permitted under the Indenture, (B) those set forth in the Offering Memorandum (including, without limitation, those securing the credit facilities as described in the Offering Memorandum) or (C) those which are not material in amount and do not adversely affect the use made and proposed to be made of such property by the Company and the Subsidiaries except for such uses the failure of which to be made would not have a Material Adverse Effect. Each of the Company, the Surviving Corporation and the Subsidiaries holds its leased properties under valid, subsisting and enforceable leases, with such exceptions as are not, individually or in the aggregate, material and do not, individually or in the aggregate, interfere with the use made or proposed to be made of such properties by the Company, the Surviving Corporation or any of the Subsidiaries (except for such uses the failure of which to be made would not have a Material Adverse Effect). Except as disclosed in the Offering Memorandum, the Company, the Surviving Corporation and each of the Subsidiaries owns or leases all such properties as are necessary to its operations as now conducted or as proposed to be conducted (except for such properties the failure of which to own or lease would not have a Material Adverse Effect).

            (xxii) There are no legal or governmental proceedings involving or affecting the Company or any Subsidiary or any of their respective properties or assets that would be required to be described in a prospectus pursuant to the Act that are not described in the Offering Memorandum, nor are there any material contracts or other documents that would be required to be described in a prospectus pursuant to the Act that are not described in the Offering Memorandum.

            (xxiii) Except as would not, individually or in the aggregate, have a Material Adverse Effect (A) each of the Company and the Subsidiaries is in compliance with and not subject to liability under applicable Environmental Laws (as defined below), (B) each of the Company and the Subsidiaries has made all filings and provided all notices required under any applicable Environmental Law, and has and is in compliance with all Permits required under any applicable Environmental Laws and each of them is in full force and effect, (C) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to the knowledge of the Company or any of the Subsidiaries, threatened against the Company or any of the Subsidiaries under any Environmental Law, (D) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by the Company or any of the Subsidiaries, (E) none of the Company or the Subsidiaries has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or any comparable state law and (F) no property or facility of the Company or any of the Subsidiaries is (i) listed or proposed for listing on the National Priorities List under CERCLA or is (ii) listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any state or local governmental authority.

            For purposes of this Agreement, "ENVIRONMENTAL LAWS" means the common law and all applicable federal, state and local laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or protection of public or employee health and safety or the environment, including, without limitation, laws relating to (a) emissions, discharges, releases or threatened releases of hazardous materials into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), (b) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of hazardous materials, and (iii) underground and above ground storage tanks and related piping, and emissions, discharges, releases or threatened releases therefrom.

            (xxiv) Except as described in the Offering Memorandum, (A) no labor disturbance by or dispute with the employees of the Company or any of the Subsidiaries exists or, to the best knowledge of the Issuers, is threatened and (B) the Issuers are not aware of any labor disturbance by the employees of any of the Company's or the Subsidiaries' significant manufacturers, suppliers, customers or contractors, that could reasonably be expected, in the case of both (A) and (B), to have a Material Adverse Effect.

            (xxv) The Company and the Subsidiaries have, and the Surviving Corporation will have, insurance covering their respective properties, operations, personnel and businesses, which insures against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged and, in the opinion of the Company and the Surviving Corporation, are adequate to protect their respective businesses.

            (xxvi) Except as would not have a Material Adverse Effect, none of the Company, the Surviving Corporation or the Subsidiaries has any liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which the Company, the Surviving Corporation or any of the Subsidiaries makes or ever has made a contribution and in which any employee of the Company or any of the Subsidiary is or has ever been a participant. With respect to such plans, the Company and each Subsidiary is in compliance in all material respects with all applicable provisions of ERISA.

            (xxvii) Each of Parent, the Company, the Surviving Corporation and the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with the management's general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. To the best knowledge of the executive officers of the Company and Parent, after reasonable investigation, Parent's and the Company's auditors and the audit committee of the board of directors of Parent and the Company have been advised of all, and none of such executive officers is now aware of any: (A) significant deficiencies in the design or operation of internal controls which could materially adversely affect Parent and the Company's ability to record, process, summarize and report financial data; and (B) material fraud that involves management or other employees who have a role in Parent's or the Company's internal controls; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses. The Issuers have provided or made available to the Initial Purchasers or their counsel true and complete copies of, or accurately described to such counsel, all extant minutes or draft minutes of meetings, or resolutions adopted by written consent (or all material aspects thereof, in the case of oral descriptions), of the board of directors of Parent, the Company and each Subsidiary and each committee of each such board in the past three years.

            (xxviii) Neither the Company, the Surviving Corporation nor any of the Subsidiaries is, and upon consummation of the transactions contemplated hereby, none of such persons will be, subject to registration as an "investment company" or an entity "controlled by" an "investment company" within the meaning of Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder. Each such person will conduct its business and financial affairs in such a manner as to ensure that it will not become an "investment company" or an entity "controlled" by an "investment company". Neither the Company, the Surviving Corporation nor any of the Subsidiaries is, and upon consummation of the transactions contemplated hereby, none of such persons will be, subject to registration as a "holding company" or a "subsidiary company" of a holding company or an "affiliate" thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended.

            (xxix) The Securities, the Indenture and the Registration Rights Agreement will conform in all material respects to the descriptions thereof in the Offering Memorandum.

            (xxx) No holder of securities of the Company, the Surviving Corporation or any Subsidiary will be entitled to have such securities registered under the registration statements required to be filed by the Issuers pursuant to the Registration Rights Agreement other than as expressly permitted thereby.

            (xxxi) Immediately prior to and immediately after the consummation of the transactions contemplated hereby, the Company, or the Surviving Corporation, together with the Subsidiaries on a consolidated basis is and will be Solvent. As used in this paragraph, the term "SOLVENT" means, with respect to a particular date, that on such date (A) the present fair saleable value of the assets of the Company, or the Surviving Corporation, together with the Subsidiaries on a consolidated basis is not less than the total amount required to pay the probable liabilities of the Company, or the Surviving Corporation, together with the subsidiaries on a consolidated basis on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (B) the Company, or the Surviving Corporation, together with the Subsidiaries on a consolidated basis is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, (C) assuming the sale of the Securities as contemplated by this Agreement and the Offering Memorandum, the Company, or the Surviving Corporation, together with the Subsidiaries on a consolidated basis is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature and (D) the Company, or the Surviving Corporation, together with the Subsidiaries on a consolidated basis is not engaged in any business or transaction, and is not about to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company, or the Surviving Corporation, is engaged. In computing the amount of such contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

            (xxxii) None of the Initial Issuer, the Company, the Surviving Corporation or any of the Subsidiaries nor, to the knowledge of the Issuers, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of the Subsidiaries has used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment or violated any provision of the Foreign Corrupt Practices Act of 1977.

            (xxxiii) None of the Company, the Subsidiaries or any of their respective "affiliates" (as defined in Rule 501(b) of Regulation D under the Act) has directly, or through any agent, (a) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any "security" (as defined in the Act) that is or could be integrated with the sale of the Securities in a manner that would require the registration under the Act of the Securities or (b) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Securities or in any manner involving a public offering within the meaning of Section 4(2) of the Act. Assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 8 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers in the manner contemplated by this Agreement to register any of the Securities under the Act or to qualify the Indenture under the TIA.

            (xxxiv) No securities of the Company or any Subsidiary are of the same class (within the meaning of Rule 144A under the Act) as the Securities and listed on a national securities exchange registered under
      Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system.

            (xxxv) None of the Company, the Surviving Corporation or the Subsidiaries has taken, nor will any of them take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities.

            (xxxvi) None of the Company, the Subsidiaries, any of their respective affiliates or any person acting on its or their behalf (other than the Initial Purchasers) has engaged in any directed selling efforts (as that term is defined in Regulation S under the Act ("REGULATION S")) with respect to the Securities; the Company, the Subsidiaries and their respective Affiliates and any person acting on its or their behalf (other than the Initial Purchasers) have complied with the offering restrictions requirement of Regulation S.

            (xxxvii) There is and has been no failure on the part of Parent or the Company and any of their respective directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith that are now in effect and that apply to Parent and the Company.

            Each certificate signed by any officer of any Issuer and delivered to the Initial Purchasers or counsel for the Initial Purchasers pursuant to, or in connection with, this Agreement shall be deemed to be a representation and warranty by the Issuers to the Initial Purchasers as to the matters covered by such certificate.

            The Issuers acknowledges that the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to
Section 8 of this Agreement, counsel to the Issuers and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and the Issuers hereby consents to such reliance.

            (b) Each Initial Purchaser represents that it is a QIB and acknowledges that it is purchasing the Securities pursuant to a private sale exemption from registration under the Act, and that the Securities have not been registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from the registration requirements of the Act. Each Initial Purchaser, severally and not jointly, represents, warrants and covenants to the Issuers that:

            (i) Neither it, nor any person acting on its behalf, has or will solicit offers for, or offer or sell, the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act, and it has and will solicit offers for the Securities only from, and will offer and sell the Securities only to, (1) persons whom such Initial Purchaser reasonably believes to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to such Initial Purchaser that each such account is a QIB to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in reliance on the exemption from the registration requirements of the Act pursuant to Rule 144A, or (2) persons other than U.S. persons outside the United States in reliance on, and in compliance with, the exemption from the registration requirements of the Act provided by Regulation S;

            (ii) With respect to offers and sales outside the United States, such Initial Purchaser has offered the Securities and will offer and sell the Securities (1) as part of its distribution at any time and (2) otherwise until 40 days after the later of the commencement of the offering of the Securities and the Closing Date, only in accordance with Rule 903 of Regulation S or another exemption from the registration requirements of the Act. Accordingly, neither such Initial Purchaser nor any person acting on its behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities, and any such persons have complied and will comply with the offering restrictions requirements of Regulation S. Terms used in this
      Section 5(b)(ii) have the meanings given to them by Regulation S.

            (iii) Each Initial Purchaser severally agrees that, at or prior to confirmation of a sale of Securities pursuant to Regulation S it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it or through it during the restricted period a confirmation or notice to substantially the following effect:

                  "The Securities covered hereby have not been registered under the United States Securities Act of 1933, as amended (the "SECURITIES ACT"), and may not be offered or sold within the United States or to or for the account or benefit of, U.S. persons (i) as part of their distribution at any time and (ii) otherwise until forty days after the later of the date upon which the offering of the Securities commenced and the date of closing, except in either case in accordance with Regulation S or Rule 144A under the Securities Act. Terms used above have the meaning given to them by Regulation S."

            The Initial Purchasers understand that the Issuers and, for purposes of the opinions to be delivered to them pursuant to Section 8 hereof, counsel to the Issuers and counsel to the Initial

Purchasers will rely upon the accuracy and truth of the foregoing representations, and each Initial Purchaser hereby consents to such reliance.

            6. Indemnification. (a) The Issuers, jointly and severally, agree to indemnify and hold harmless the Initial Purchasers, each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act, the agents, employees, officers and directors of any Initial Purchaser and the agents, employees, officers and directors of any such controlling person from and against any and all losses, liabilities, claims, damages and expenses whatsoever (including, but not limited, to reasonable attorneys' fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all reasonable amounts paid in settlement of any claim or litigation) (collectively, "LOSSES") to which they or any of them may become subject under the Act, the Exchange Act or otherwise insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, none of the Issuers will be liable in any such case to the extent, but only to the extent, that any such Loss arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission relating to an Initial Purchaser made therein in reliance upon and in conformity with written information furnished to the Initial Issuer, the Company or Parent by or on behalf of such Initial Purchaser through the Representative expressly for use therein; provided, further, that the indemnity agreement contained in this paragraph 6(a) shall not inure to the benefit of any Initial Purchaser to the extent that (i) a copy of the Offering Memorandum as then amended or supplemented was not sent or given to a person to whom the Initial Purchaser sold the Securities and (ii) such Loss arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission relating to an Initial Purchaser from (x) the Preliminary Offering Memorandum that was corrected in the Offering Memorandum as then amended or supplemented or (y) the Offering Memorandum as then amended or supplemented that was corrected in a subsequent amendment or supplement thereof, unless such failure to deliver the Offering Memorandum as then amended or supplemented was a result of non-compliance by the Issuers with the provisions of Section 4, and so long as such Offering Memorandum as then amended or supplemented was provided to the Initial Purchasers in the requisite quantity and on a timely basis to permit delivery on or prior to the written confirmation of the sale of such Securities. This indemnity agreement will be in addition to any liability that the Issuers may otherwise have, including, but not limited to, liability under this Agreement. Notwithstanding anything to the contrary contained herein, any costs or expenses advanced by the Issuers to any indemnified person pursuant to the terms of this Section 6(a) shall be promptly reimbursed to the extent that such indemnified person is ultimately determined not to have been entitled to indemnification therefor.

      (b) Each Initial Purchaser agrees to indemnify and hold harmless the Issuers, and each person, if any, who controls any of the Issuers within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, and the agents, employees, officers and directors of any of the Issuers or of any such controlling person from and against any and all Losses to which they or any of them may become subject under the Act, the Exchange Act or otherwise insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such Loss arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission relating to such Initial Purchaser made therein in reliance upon and in conformity with information furnished in writing to the Initial Issuer, Parent or the Company by or on behalf of such Initial Purchaser through the Representative expressly for use therein. The Issuers and the Initial Purchasers acknowledge that the information described in Section 9 is the only information furnished in writing by the Initial Purchasers to the Initial Issuer, Parent or the Company expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum.

      (c) Promptly after receipt by an indemnified party under subsection 6(a) or 6(b) above of notice of the commencement of any action, suit or proceeding (collectively, an "ACTION"), such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement of such action (but the failure so to notify an indemnifying party shall not relieve such indemnifying party from any liability that it may have under this Section 6 except to the extent that it has been prejudiced in any material respect by such failure). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement of such action, the indemnifying party will be entitled to participate in such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense of such action with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such action, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel and the payment of such fees and expenses by the indemnifying parties shall have been authorized and agreed to in writing by the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) the named parties to such action (including any impleaded parties) include such indemnified party and the indemnifying parties (or such indemnifying parties have assumed the defense of such action), and such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them that are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such reasonable fees and expenses of counsel shall be borne by the indemnifying parties. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (together with appropriate local counsel) at any time for all indemnified parties in connection with any one action or separate but substantially similar or related actions arising in the same jurisdiction out of the same general allegations or circumstances. An indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent, which consent may not be unreasonably withheld. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

            7. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 6 of this Agreement is for any reason held to be unavailable from the indemnifying party, or is insufficient to hold harmless a party indemnified under Section 6 of this Agreement, each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such aggregate Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Securities or (ii) if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Issuers, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by the Issuers, on the one hand, and the Initial Purchasers, on the other hand, shall be deemed to be in the same proportion as (x) the total proceeds from the offering of Securities (net of discounts and commissions but before deducting expenses) received by the Issuers are to (y) the total discount and commissions received by the Initial Purchasers. The relative fault of the Issuers, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by an Issuer or the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission.

            The Issuers and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to above. Notwithstanding the provisions of this Section 7, (i) in no case shall any Initial Purchaser be required to contribute any amount in excess of the amount by which the total discount and commissions applicable to the Securities purchased by such Initial Purchaser pursuant to this Agreement exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as the Initial Purchasers, and each person, if any, who controls an Issuer within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and each director, officer, employee and agent of an Issuer shall have the same rights to contribution as the Issuers. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made against another party or parties under this Section 7, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 7 or otherwise, except to the extent that it has been prejudiced in any material respect by such failure; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under
Section 6 for purposes of indemnification. Anything in this section to the contrary notwithstanding, no party shall be liable for contribution with respect to any action or claim settled without its written consent; provided, however, that such written consent was not unreasonably withheld.

            8. Conditions of Initial Purchasers' Obligations. The obligations of the Initial Purchasers to purchase and pay for the Securities, as provided for in this Agreement, shall be subject to satisfaction of the following conditions prior to or concurrently with such purchase (or, in the case of conditions that relate to the Surviving Corporation and the Guarantors, substantially concurrently with such purchase):

            (a) All of the representations and warranties of the Issuers contained in this Agreement shall be true and correct in all material respects on the date of this Agreement and on the Closing Date. The Issuers shall have performed or complied in all material respects with all of the agreements and covenants contained in this Agreement and required to be performed or complied with by them at or prior to the Closing Date. The Initial Purchasers shall have received a certificate, dated the Closing Date, signed by the chief executive officer and the chief financial officer of the Surviving Corporation, and by an authorized officer of the Initial Issuer, certifying as to the foregoing and to the effect in Section 8(c).

            (b) The Offering Memorandum shall have been printed and copies distributed to the Initial Purchasers on the first business day immediately following the date of this Agreement or at such later date as the Initial Purchasers may determine. No stop order suspending the qualification or exemption from qualification of the Securities in any jurisdiction shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

            (c) Since the execution of this Agreement, there shall not have been any decrease in the rating of any debt or preferred stock of the Company or any Subsidiary by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

            (d) The Initial Purchasers shall have received on the Closing Date opinions dated the Closing Date, addressed to the Initial Purchasers, of
      (x) Ropes & Gray LLP, counsel to the Issuers, substantially in the form of Exhibit B-1 attached hereto, (y) Kevin W. Donnelly, general counsel of the Surviving Corporation, substantially in the form of Exhibit B-2 attached hereto, and (z) opinions of local counsel in the states of Oklahoma, Missouri, California, Kentucky, Arizona and Michigan, in form and substance reasonably satisfactory to the Representative and counsel to the Initial Purchasers.

            (e) The Initial Purchasers shall have received on the Closing Date an opinion dated the Closing Date of Cahill Gordon & Reindel LLP, counsel to the Initial Purchasers, in form and substance satisfactory to the Representative. Such counsel shall have been furnished with such certificates and documents as they may reasonably request to enable them to review or pass upon the matters referred to in this Section 8 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions contained in this Agreement.

            (f) On the date hereof, the Initial Purchasers shall have received a "comfort letter" from the independent public accountants for Parent, dated the date of this Agreement, addressed to the Initial Purchasers and in form and substance reasonably satisfactory to the Representative and counsel to the Initial Purchasers (it being understood that if the Offering Memorandum is not printed on the date hereof, such comfort letter shall, on the date hereof, contain excerpts from the Preliminary Offering Memorandum indicating the procedures performed by such independent public accountants on the financial data included in the Preliminary Offering Memorandum and that, within twenty-four hours after the Offering Memorandum becomes available in final form (electronically or otherwise), the Initial Purchasers shall receive replacement excerpts from the Offering Memorandum indicating the procedures performed by such independent public accountants on the financial data included therein in form and substance satisfactory to the Representative and counsel to the Initial Purchasers). In addition, the Initial Purchasers shall have received a "bring-down comfort letter" from the independent public accountants for the Parent, dated as of the Closing Date, addressed to the Initial Purchasers and in form and substance reasonably satisfactory to the Representative and counsel to the Initial Purchasers.

            (g) The Issuers and the Trustee shall have executed and delivered the Indenture and the Initial Purchasers shall have received copies thereof. The Issuers shall have executed and delivered the Registration Rights Agreement and the Initial Purchasers shall have received executed counterparts thereof.

            (h) The Initial Purchasers shall have been furnished with wiring instructions for the application of the proceeds of the Securities in accordance with this Agreement and such other information as they may reasonably request.

            (i) The Securities shall be eligible for trading in Portal upon issuance. All agreements set forth in the blanket representation letter of the Initial Issuer to DTC relating to the approval of the Securities by DTC for "book-entry" transfer shall have been complied with.

            (j) The Company and the Subsidiaries parties thereto shall have executed and delivered the Credit Documents and the Initial Purchasers shall have received copies thereof. Each of the other Transactions shall have been, or shall substantially simultaneously be, consummated without any amendment or waiver of any of the Transaction Documents (other than any such amendment or waiver approved by the Representative, such approval not to be unreasonably withheld or delayed), and the Initial Purchasers shall have received satisfactory evidence thereof.

            (k) The Surviving Corporation and the Guarantors shall have executed a Joinder Agreement, thereby becoming parties hereto.

            If any of the conditions specified in this Section 8 shall not have been fulfilled when and as required by this Agreement to be fulfilled (or waived by the Initial Purchasers), this Agreement may be terminated by the Initial Purchasers on notice to the Initial Issuer at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party.

            The documents required to be delivered by this Section 8 will be delivered at the office of counsel for the Initial Purchasers on the Closing Date.

            9. Initial Purchasers Information. The Issuers and the Initial Purchasers severally acknowledge that the statements set forth in the first and second sentence of the sixth paragraph and the entire seventh paragraph under "Plan of distribution" in the Offering Memorandum constitute the only information furnished in writing by or behalf of any Initial Purchaser expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum.

            10. Survival of Representations and Agreements. All representations and warranties, covenants and agreements contained in this Agreement, including the agreements contained in Sections 4(f) and 11(d), the indemnity agreements contained in Section 6 and the contribution agreements contained in Section 7, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Initial Purchasers or any controlling person thereof or by or on behalf of the Issuers or any controlling person thereof, and shall survive delivery of and payment for the Original Notes and the Original Guarantees to and by the Initial Purchasers. The agreements contained in Sections 4(f), 6, 7, 9 and 11(d) shall survive the termination of this Agreement, including pursuant to Section 11.

            11. Effective Date of Agreement; Termination. (a) This Agreement shall become effective upon execution and delivery of a counterpart hereof by each of the parties hereto.

            (b) The Initial Purchasers shall have the right to terminate this Agreement at any time prior to the Closing Date by notice to the Initial Issuer from the Initial Purchasers, without liability (other than with respect to Sections 6 and 7) on the Initial Purchasers' part to the Initial Issuer or any affiliate thereof if, on or prior to such date, (i) the Initial Issuer shall have failed, refused or been unable to perform any agreement on its part to be performed under this Agreement when and as required; (ii) any other condition to the obligations of the Initial Purchasers under this Agreement to be fulfilled by the Issuers pursuant to Section 8 is not fulfilled when and as required in any material respect; (iii) trading in any securities of the Company, or trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited, or minimum prices shall have been established thereon by the Commission, or by such exchange or other regulatory body or governmental authority having jurisdiction; (iv) a general moratorium shall have been declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States shall have occurred; (v) there is an outbreak or escalation of hostilities or national or international calamity in any case involving the United States, on or after the date of this Agreement, or if there has been a declaration by the United States of a national emergency or war or other national or international calamity or crisis (economic, political, financial or otherwise) which affects the U.S. and international markets, making it, in the Representative's judgment, impracticable to proceed with the offering or delivery of the Securities on the terms and in the manner contemplated in the Offering Memorandum; or (vi) there shall have been such a material adverse change in general economic, political or financial conditions or the effect (or potential effect if the financial markets in the United States have not yet opened) of international conditions on the financial markets in the United States shall be such as, in the Representative's judgment, to make it inadvisable or impracticable to proceed with the offering or delivery of the Securities on the terms and in the manner contemplated in the Offering Memorandum.

            (c) Any notice of termination pursuant to this Section 11 shall be given at the address specified in Section 12 below by telephone or facsimile, confirmed in writing by letter.

            (d) If any one or more Initial Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Initial Purchasers) the Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Initial Purchasers do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Initial Purchaser or the Issuers. In the event of a default by any Initial Purchaser as set forth in this Section 11(e), with the consent of the Initial Issuer (which consent shall not be unreasonably withheld or delayed) the Closing Date shall be postponed for such period, not exceeding seven business days, as the Representative shall determine in order that the required changes in the Offering Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Issuers or any nondefaulting Initial Purchaser for damages occasioned by its default hereunder.

            12. Notice. All communications with respect to or under this Agreement, except as may be otherwise specifically provided in this Agreement, shall be in writing and, if sent to the Initial Purchasers, shall be mailed, delivered or telecopied and confirmed in writing to c/o UBS Securities LLC, 677 Washington Blvd., Stamford, CT 06901 (fax number: 203-719-1075), Attention: High Yield Syndicate Department, with a copy for information purposes only to (i) UBS Securities LLC, 677 Washington Blvd., Stamford, CT 06901 (fax number:
203-719-0680), Attention: Legal and Compliance Department and (ii) Cahill Gordon & Reindel LLP, 80 Pine Street, New York, NY 10005 (fax number: 212-269-5420),
Attention: Daniel J. Zubkoff; and if sent to the Issuers, shall be mailed, delivered or telecopied and confirmed in writing to Nortek, Inc., 50 Kennedy Plaza, Providence, RI 02903-2360 (telephone: (401) 751-1600, fax: (401)
751-9844), Attention: Kevin W. Donnelly; with a copy to Thomas H. Lee Partners, L.P., 100 Federal Street, Boston, Massachusetts, 02110, facsimile: (617) 227-3514, Attention: Anthony J. DiNovi and Kent R. Weldon, with an additional copy to Ropes & Gray LLP, One International Place, Boston, Massachusetts, 02110-2624, facsimile: (617) 951-7050, Attention: David C. Chapin, Esq.

            All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged by telecopier machine, if telecopied; and one business day after being timely delivered to a next-day air courier.

            13. Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Initial Purchasers, the Issuers and the other indemnified parties referred to in Sections 6 and 7, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Securities from the Initial Purchasers.

            14. Construction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed wholly therein (without giving effect to any provisions thereof relating to conflicts of law, except Section 1504-1 of the New York General Obligations Law).

            15. Submission to Jurisdiction; Waiver of Jury Trial. No proceeding related to this Agreement or the transactions contemplated hereby may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and each of the parties hereto hereby consents to the jurisdiction of such courts and personal service with respect thereto. Each of the parties hereto hereby waives all right to trial by jury in any proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. Each of the parties hereto agrees that a final judgment in any such proceeding brought in any such court shall be conclusive and binding upon the parties hereto and may be enforced in any other courts in the jurisdiction of which any party hereto is or may be subject, by suit upon such judgment.

            16. Captions. The captions included in this Agreement are included solely for convenience of reference and are not to be considered a part of this Agreement.

            17. Counterparts. This Agreement may be executed in various counterparts that together shall constitute one and the same instrument.

                            [Signature Pages Follow]

            If the foregoing Purchase Agreement correctly sets forth the understanding among you and the Initial Purchasers, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement among you and the Initial Purchasers.

                                        THL Buildco, Inc.

                                        By:  /s/ Anthony J. DiNovi
                                             ___________________________________
                                             Name:  Anthony J. DiNovi
                                             Title: President

Confirmed and accepted as of the date first above written:

UBS SECURITIES LLC
CREDIT SUISSE FIRST BOSTON LLC
BANC OF AMERICA SECURITIES LLC
BEAR, STEARNS & CO. INC.
SOVEREIGN SECURITIES CORPORATION, LLC

By:  UBS SECURITIES LLC
     as Representative of the several Initial Purchasers

By:  /s/ L. Brett Matkins
     _______________________________________
     Name:  L. Brett Matkins
     Title: Director
            High Yield Capital Markets

By:  /s/ Michael F. Newcomb II
     _______________________________________
     Name:  Michael F. Newcomb II
     Title: Executive Director
            High Yield Capital Markets

                                                                      SCHEDULE I

         INITIAL PURCHASER                Principal Amount of Securities to Be Purchased
         -----------------                ----------------------------------------------
UBS Securities LLC                                        $259,375,000
Credit Suisse First Boston LLC                            $259,375,000
Banc of America Securities LLC                            $ 62,500,000
Bear, Stearns & Co. Inc.                                  $ 31,250,000
Sovereign Securities Corporation, LLC                     $ 12,500,000
                                                          ------------
TOTAL                                                     $625,000,000
                                                          ============

                                                                     SCHEDULE II

                                                                     % HELD, DIRECTLY
                                                  JURISDICTION       OR INDIRECTLY, BY
                 GUARANTOR                       OF ORGANIZATION       NORTEK, INC.
                 ---------                       ---------------       ------------
Aubrey Manufacturing, Inc.                         Delaware                100%
Broan-NuTone LLC                                   Delaware                100%
Commercial Environmental Systems Group, Inc.       Delaware                100%
DMU Butler Inc.                                    Delaware                100%
Elan Home Systems, L.L.C.                          Kentucky                100%
Governair Corporation                              Oklahoma                100%
J.A.R. Industries, Inc.                            Missouri                100%
Jensen Industries, Inc.                            Delaware                100%
Linear LLC                                         California              100%
Linear H.K. LLC                                    Delaware                100%
Mammoth, Inc.                                      Delaware                100%
Mammoth China, Ltd.                                Delaware                100%
Multiplex Technology, Inc.                         California              100%
Nordyne Inc.                                       Delaware                100%
NuTone Inc.                                        Delaware                100%
OmniMount Systems, Inc.                            Arizona                 100%
Operator Specialty Company, Inc.                   Michigan                100%
Rangaire GP, Inc.                                  Delaware                100%
Rangaire LP                                        Delaware                100%
Rangaire LP, Inc.                                  Delaware                100%
SpeakerCraft, Inc.                                 Delaware                100%
Temtrol, Inc.                                      Oklahoma                100%
WDS LLC                                            Delaware                100%
Webco, Inc.                                        Missouri                100%
Xantech Corporation                                California              100%

                                                                    SCHEDULE III

                                                                         % HELD, DIRECTLY
                                                    JURISDICTION         OR INDIRECTLY, BY
                 SUBSIDIARY                        OF ORGANIZATION         NORTEK, INC.
                 ----------                        ---------------         ------------
Aubrey Manufacturing, Inc.                       Delaware                      100%
Best Deutschland GmbH                            Germany                       100%
Best France S.A.                                 France                        100%
Best S.p.A.                                      Italy                         100%
Broan-NuTone Canada Inc.                         Ontario                       100%
Broan-NuTone Group, Inc.                         Delaware                      100%
Broan-NuTone LLC                                 Delaware                      100%
Commercial Environmental Systems Group, Inc.     Delaware                      100%
DMU Butler Inc.                                  Delaware                      100%
Eaton-Williams (Millbank) Limited                UK                            100%
Eaton-Williams Exports Limited                   UK                            100%
Eaton-Williams Group Limited                     UK                            100%
Eaton-Williams Holding Limited                   UK                            100%
Eaton-Williams Limited                           UK                            100%
Eaton-Williams Products Limited                  UK                            100%
Eaton-Williams Service Limited                   UK                            100%
Edenaire Limited                                 UK                            100%
Elan Home Systems, L.L.C.                        Kentucky                      100%
Elektromec S.p.A.                                Italy                         100%
Fidelity Investment Co.                          Rhode Island                  100%
Governair Corporation                            Oklahoma                      100%
Innergy Tech Inc.                                Quebec                        100%
J.A.R. Industries, Inc.                          Missouri                      100%
Jensen Industries, Inc.                          Delaware                      100%
Linear LLC                                       California                    100%
Linear Foreign Sales Corporation                 U.S. V.I.                     100%
Linear H.K. LLC                                  Delaware                      100%
Linear H.K. Manufacturing Limited                Hong Kong, People's
                                                 Republic of China             100%
Mammoth, Inc.                                    Delaware                      100%
Mammoth China, Ltd.                              Delaware                      100%
MPDC, Inc.                                       Delaware                      100%
Multiplex Technology, Inc.                       California                    100%
Niche Medical Inc.                               Delaware                      100%
Nordyne, Inc.                                    Delaware                      100%
Norfleet, Inc.                                   Rhode Island                  100%

NorMed, Inc.                                     Delaware                      100%
Nortek (UK) Limited                              UK                            100%
Nortek Holding B.V.                              Netherlands                   100%
NuTone Inc.                                      Delaware                      100%
OmniMount Systems, Inc.                          Arizona                       100%
Operator Specialty Company, Inc.                 Michigan                      100%
Precision Air Control Limited                    UK                            100%
Rangaire GP, Inc.                                Delaware                      100%
Rangaire LP                                      Delaware                      100%
Rangaire LP, Inc.                                Delaware                      100%
Ring Brothers Corporation                        California                    100%
Ring Brothers Investment Co., Inc.               California                    100%
SpeakerCraft, Inc.                               Delaware                      100%
Studley Canada Limited                           Ontario                       100%
Temtrol, Inc.                                    Oklahoma                      100%
Vapac Humidity Control Limited                   UK                            100%
Venmar CES, Inc.                                 Saskatchewan                  100%
Venmar Ventilation (H.D.H.) Inc.                 Quebec                        100%
Venmar Ventilation Inc.                          Quebec                        100%
Ventrol Air Handling Systems Inc.                Canada (Federal Corp.)        100%
WDS LLC                                          Delaware                      100%
We Monitor America Incorporated                  Colorado                      100%
Webco, Inc.                                      Missouri                      100%
Xantech Corporation                              California                    100%

                                                                     SCHEDULE IV

                             OTHER EQUITY INTERESTS

Shanghai Mammoth Air Conditioning Co., Ltd.-- 47% equity interest held by Mammoth China, Ltd.

                                                                       EXHIBIT A

                      FORM OF REGISTRATION RIGHTS AGREEMENT

            [To be attached.]

                                                                     EXHIBIT B-1

                       FORM OF OPINION OF ROPES & GRAY LLP

            [To be attached.]

                                      B-1-1

                                                                     EXHIBIT B-2

                      FORM OF OPINION OF KEVIN W. DONNELLY,
                         GENERAL COUNSEL FOR THE COMPANY

            [To be attached.]

                                      B-2-1

                                                                       EXHIBIT C

                            FORM OF JOINDER AGREEMENT

            [To be attached.]

                                       C-1